UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2024

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2024, Healthcare Triangle, Inc., a Delaware corporation (the “Company”), appointed Mr. Anand Kumar, as interim chief executive officer of the Company (the “Interim CEO”), effective March 15, 2024 (the “Effective Date”). Mr. Kumar will continue to serve as the Chief Revenue Officer of the Company, in addition to the responsibilities of an Interim CEO.

In connection with his appointment as Interim CEO, the Company has entered into an offer letter with Mr. Kumar, which will become effective as of the Effective Date (the “Offer Letter”), pursuant to which Mr. Kumar will receive an annual base salary of $240,000 in the aggregate, along with being entitled to all benefits available to other executives of the Company, including without limitation: health, dental, vision coverage, flexible spending account, and life insurance, voluntary benefits insurance, and the Company’s 401K Plan, subject to the terms and conditions of such plans and programs.

Mr. Kumar, who has served as the Company’s Chief Revenue Officer since 2022, has more than 14 years of leadership and commercial experience. Mr. Kumar began his career at Elind in 1998 as Software Engineer, and served as S.V.P. at Cross Identity, Inc. from 2010 to 2012 & Managing Director at Mycroft, Inc, from 2012-2013 prior to joining SecureKloud Technologies, Inc. as Vice President for Cloud in 2013. Mr. Kumar served as Sr. Vice President and Head of Cloud Solutions at Healthcare Triangle, Inc. from 2020, leading the development and launch of Cloud and Data Platform, and was subsequently promoted to Sr. Vice President and Chief Revenue Officer within the Company. He is recognized throughout the industry as a seasoned executive and leader with extensive experience in Cybersecurity, Cloud, Data and Artificial Intelligence.

Mr. Kumar received his Bachelor’s in Computer Science in 1995, Masters in Computer Science from Moscow State University in 1997 and Masters in Business Administration from Illinois Tech in 2003, and is currently pursuing his Global C-Suite program at Wharton Business School .

There are no arrangements or understandings between Mr. Kumar and any other persons pursuant to which he was selected as Interim CEO. There are also no family relationships between Mr. Kumar and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Information.

On March 12, 2024, the Company issued a press release announcing the appointment of Mr. Anand Kumar as the Interim CEO, as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Offer Letter, dated March 14, 2024, between Healthcare Triangle, Inc. and Anand Kumar.
99.1	Press Release, dated March 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain information in these exhibits has been omitted because it is both not material and the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: March 18, 2024	By:	/s/ Thyagarajan Ramachandran
	Name:	Thyagarajan Ramachandran
	Title:	Chief Financial Officer

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